EXHIBIT 23

PricewaterhouseCoopers LLP 254 Muñoz Rivera Ave. BBV Tower, 9th Floor Hato Rey, PR 00918 Telephone: (787) 754 9090 Facsimile: (787) 766 1094

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First BanCorp. relating to the
FirstBank 401(k) Retirement Plan for Residents of Puerto Rico (the “Registration Statement”) of our report dated March 7, 2003 relating to the financial statements of First BanCorp., which appears in the 2002 Annual Report to Shareholders of First BanCorp., which is incorporated by reference in First BanCorp.’s Annual Report on Form 10-K for the year ended December 31, 2002.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 20, 2003 relating to the financial statements of FirstBank 401(k) Retirement Plan for Residents of Puerto Rico, which appears in the Annual Report on Form 11-K of First BanCorp. relating to the FirstBank 401(k) Retirement Plan for Residents of Puerto Rico for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Juan, Puerto Rico

June 26, 2003